Exhibit 99.1
Designer Brands Inc. Reports Fourth Quarter and Fiscal Year 2021 Financial Results
All-time fourth quarter record sales of $822.6 million and comparable sales increase of 36.9%
Introduces guidance for 2022, including a full year diluted EPS in the range of $1.75 to $1.85
Announces Investor Day at the New York Stock Exchange on April 8, 2022

COLUMBUS, Ohio, March 17, 2022 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of North America's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months and year ended January 29, 2022.

Roger Rawlins, Chief Executive Officer, stated, "I am incredibly proud of all Designer Brands’ accomplishments this year. Our flexible business model supported by our dedicated and hardworking associates has allowed us to emerge from this unprecedented operating environment in a position of strength both strategically and financially. We now have the ability to quickly shift our assortment to match the product our consumer is demanding, and the infrastructure to meet that consumer wherever they are, which is powered by our best-in-class omnichannel capabilities.

"Looking forward, our growth strategy is centered around increasingly establishing ourselves as a builder and grower of brands, including our four major national brands, our premier quality exclusive brands and the rest of the top 50 brands in footwear. We are seeing aggressive growth in the sales of our owned brands in our direct-to-consumer channels of DSW, Shoe Company and vincecamuto.com, which were up 98% in the fourth quarter versus the same period in 2020. In fact, one out of every four pairs of shoes that Designer Brands sold as an enterprise during 2021 was designed and sourced by our own team. We are constantly focused on going narrower and deeper with our inventory investments as we strive to continue to mitigate supply chain pressures, which we anticipate will further strengthen gross margin, speed to customer and assortment differentiation. This strategy is anchored by our Customer, Brand and Speed initiatives, and we look forward to sharing additional details at our Investor Day on April 8, 2022."

Fourth Quarter Operating Results (unless otherwise indicated, all comparisons are to the fourth quarter of 2020)
•Net sales increased 35.0% to $822.6 million.
•Comparable sales increased by 36.9%.
•Gross profit increased to $254.2 million in the fourth quarter of 2021 versus $135.0 million last year, and gross margin as a percentage of net sales was 30.9% as compared to 22.2% for 2020 and 24.8% for the fourth quarter of 2019.
•Reported net income was $14.4 million, or diluted earnings per share ("EPS") of $0.19, including net benefits of $0.04 per diluted share from adjusted items, primarily related to the change in the valuation allowance on deferred tax assets.
•Adjusted net income was $11.7 million, or diluted EPS of $0.15.

Full Year Operating Results (unless otherwise indicated, all comparisons are to full year 2020)
•Net sales increased 43.0% to $3.2 billion.
•Comparable sales increased by 51.6%.
•Gross profit increased to $1.1 billion compared to $311.2 million in 2020, representing an over 240% increase year-over-year, and gross margin as a percentage of net sales was 33.4% as compared to 13.9% last year and 28.6% in 2019.
•Reported net income was $154.5 million, or diluted EPS of $2.00, including net benefits of $0.30 per diluted share from adjusted items, primarily related to the change in the valuation allowance on deferred tax assets.
•Adjusted net income was $131.2 million, or diluted EPS of $1.70.

Liquidity Highlights
•Cash and cash equivalents totaled $72.7 million at the end of 2021, compared to $59.6 million at the end of 2020, with $395.1 million available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $225.5 million at the end of 2021 compared to $334.8 million at the end of 2020.
•On February 8, 2022, we voluntarily settled in full the $231.3 million principal amount outstanding under our senior secured term loan ("Term Loan"). The settlement of the Term Loan and a $6.9 million prepayment premium was made primarily from proceeds from borrowings under the ABL Revolver.
•The Company ended the year with inventories of $586.4 million compared to $473.2 million at the end of 2020.

Store Openings and Closings
During the fourth quarter of 2021, we closed seven stores in the U.S. and four stores in Canada with no new stores opened, resulting in a total of 508 U.S. stores and 140 Canadian stores as of the end of 2021.

Outlook for 2022
The Company has announced the following guidance for the full year 2022:
•Comparable sales growth in the high-single digits
•Diluted EPS in the range of $1.75 to $1.85

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 9922420 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/44662

For those unable to listen to the live webcast, an archived version will be available at the same location until March 31, 2022. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 1465811

About Designer Brands
Designer Brands is one of North America’s largest designers, producers, and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 650 locations under the DSW Designer Shoe Warehouse® and The Shoe Company® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business and footwear and handbag licenses for Lucky Brand®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to protect our reputation and to maintain the brands we license; risks related to restrictions imposed by our ABL Revolver that could limit our ability to fund operations; our competitiveness with respect to style, price, brand availability and customer service; our ability to provide customers with cost-effective shopping platforms; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to protect the health and safety of our associates and our customers, which may be affected by current or future government regulations related to stay-at-home orders and/or orders related to the operation of non-essential businesses; our ability to comply with privacy laws and regulations, as well as other legal obligations; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	January 29, 2022		January 30, 2021		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$716,347	84.0%	$527,372	84.8%	$188,975	35.8%
Canada Retail	61,828	7.3%	42,150	6.8%	19,678	46.7%
Brand Portfolio	74,149	8.7%	52,170	8.4%	21,979	42.1%
Total segment net sales	852,324	100.0%	621,692	100.0%	230,632	37.1%
Elimination of intersegment net sales	(29,698)		(12,340)		(17,358)	140.7%
Consolidated net sales	$822,626		$609,352		$213,274	35.0%

	Twelve months ended
(dollars in thousands)	January 29, 2022		January 30, 2021		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$2,769,706	84.2%	$1,800,323	78.5%	$969,383	53.8%
Canada Retail	234,809	7.1%	182,659	8.0%	52,150	28.6%
Brand Portfolio	286,024	8.7%	248,646	10.8%	37,378	15.0%
Other	—	—%	62,909	2.7%	(62,909)	NM
Total segment net sales	3,290,539	100.0%	2,294,537	100.0%	996,002	43.4%
Elimination of intersegment net sales	(93,956)		(59,818)		(34,138)	57.1%
Consolidated net sales	$3,196,583		$2,234,719		$961,864	43.0%
NM - Not meaningful

Comparable Sales
	Three months ended		Twelve months ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Change in comparable sales:
U.S. Retail segment	36.3%	(19.7)%	55.0%	(34.9)%
Canada Retail segment	42.3%	(27.6)%	20.1%	(26.0)%
Brand Portfolio segment - direct-to-consumer channel	50.9%	3.2%	30.9%	38.2%
Other	NA	NA	NA	(50.4)%
Total	36.9%	(20.1)%	51.6%	(34.2)%
NA - Not applicable

Store Count
(square footage in thousands)	January 29, 2022		January 30, 2021
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	508	10,308	519	10,547
Canada Retail segment:
The Shoe Company stores	115	607	117	620
DSW stores	25	496	27	536
	140	1,103	144	1,156
Total number of stores	648	11,411	663	11,703

Gross Profit
	Three months ended
(dollars in thousands)	January 29, 2022		January 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$225,490	31.5%	$117,980	22.4%	$107,510	91.1%	910
Canada Retail	18,537	30.0%	6,407	15.2%	12,130	189.3%	1,480
Brand Portfolio	13,986	18.9%	11,801	22.6%	2,185	18.5%	(370)
Total segment gross profit	258,013	30.3%	136,188	21.9%	121,825	89.5%	840
Elimination of intersegment gross profit	(3,785)		(1,185)		(2,600)
Consolidated gross profit	$254,228	30.9%	$135,003	22.2%	$119,225	88.3%	870

	Twelve months ended
(dollars in thousands)	January 29, 2022		January 30, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$933,555	33.7%	$242,786	13.5%	$690,769	284.5%	2,020
Canada Retail	76,728	32.7%	28,651	15.7%	48,077	167.8%	1,700
Brand Portfolio	66,774	23.3%	36,393	14.6%	30,381	83.5%	870
Other	—	—%	962	1.5%	(962)	NM	NM
Total segment gross profit	1,077,057	32.7%	308,792	13.5%	768,265	248.8%	1,920
Elimination of intersegment gross loss (profit)	(8,420)		2,449		(10,869)
Consolidated gross profit	$1,068,637	33.4%	$311,241	13.9%	$757,396	243.3%	1,950
NM - Not meaningful

Intersegment Eliminations
	Three months ended
(in thousands)	January 29, 2022	January 30, 2021
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(29,698)	$(12,340)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	18,447	7,912
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	7,466	3,243
	$(3,785)	$(1,185)

	Twelve months ended
(in thousands)	January 29, 2022	January 30, 2021
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(93,956)	$(59,818)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	62,039	42,028
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	23,497	20,239
	$(8,420)	$2,449

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net sales	$822,626	$609,352	$3,196,583	$2,234,719
Cost of sales	(568,398)	(474,349)	(2,127,946)	(1,923,478)
Gross profit	254,228	135,003	1,068,637	311,241
Operating expenses	(233,574)	(201,566)	(870,682)	(753,278)
Income from equity investment	2,388	3,004	8,986	9,329
Impairment charges	(546)	(4,243)	(1,720)	(153,606)
Operating profit (loss)	22,496	(67,802)	205,221	(586,314)
Interest expense, net	(7,537)	(8,739)	(32,129)	(23,694)
Non-operating income (expenses), net	(801)	681	(67)	1,361
Income (loss) before income taxes	14,158	(75,860)	173,025	(608,647)
Income tax benefit (provision)	253	(58,144)	(18,544)	119,928
Net income (loss)	$14,411	$(134,004)	$154,481	$(488,719)
Diluted earnings (loss) per share	$0.19	$(1.85)	$2.00	$(6.77)
Weighted average diluted shares	77,459	72,389	77,268	72,198

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	January 29, 2022	January 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$72,691	$59,581
Receivables, net	199,826	196,049
Inventories	586,429	473,183
Prepaid expenses and other current assets	55,270	51,772
Total current assets	914,216	780,585
Property and equipment, net	256,786	296,469
Operating lease assets	647,221	700,481
Goodwill	93,655	93,655
Intangible assets, net	15,527	15,635
Equity investment	55,578	58,598
Other assets	31,651	31,172
Total assets	$2,014,634	$1,976,595
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$340,877	$245,071
Accrued expenses	215,812	200,326
Current maturities of long-term debt	—	62,500
Current operating lease liabilities	202,228	244,786
Total current liabilities	758,917	752,683
Long-term debt	225,536	272,319
Non-current operating lease liabilities	593,429	677,735
Other non-current liabilities	24,356	30,841
Total shareholders' equity	412,396	243,017
Total liabilities and shareholders' equity	$2,014,634	$1,976,595

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Operating expenses	$(233,574)	$(201,566)	$(870,682)	$(753,278)
Non-GAAP adjustments:
Integration and restructuring expenses	1,153	6,601	3,989	17,620
Target acquisition costs	—	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Adjusted operating expenses	$(232,421)	$(194,965)	$(863,467)	$(744,648)
Operating profit (loss)	$22,496	$(67,802)	$205,221	$(586,314)
Non-GAAP adjustments:
Integration and restructuring expenses	1,153	6,601	3,989	17,620
Target acquisition costs	—	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Impairment charges	546	4,243	1,720	153,606
Total non-GAAP adjustments	1,699	10,844	8,935	162,236
Adjusted operating profit (loss)	$24,195	$(56,958)	$214,156	$(424,078)
Net income (loss)	$14,411	$(134,004)	$154,481	$(488,719)
Non-GAAP adjustments:
Integration and restructuring expenses	1,153	6,601	3,989	17,620
Target acquisition costs	—	—	3,226	—
Gain on settlement	—	—	—	(8,990)
Impairment charges	546	4,243	1,720	153,606
Foreign currency transaction losses (gains)	801	(680)	67	(1,048)
Total non-GAAP adjustments before tax effect	2,500	10,164	9,002	161,188
Tax effect of non-GAAP adjustments	(672)	(2,379)	(2,291)	(41,698)
Valuation allowance change on deferred tax assets	(4,500)	87,579	(29,950)	87,579
Total adjustments, after tax	(2,672)	95,364	(23,239)	207,069
Adjusted net income (loss)	$11,739	$(38,640)	$131,242	$(281,650)
Diluted earnings (loss) per share	$0.19	$(1.85)	$2.00	$(6.77)
Adjusted diluted earnings (loss) per share	$0.15	$(0.53)	$1.70	$(3.90)

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) integration and restructuring expenses, including severance charges; (2) impairment charges and a related gain on settlement; (3) target acquisition costs; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items; and (6) the change in the valuation allowance on deferred tax assets. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com